UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2025

Acadian Asset Management Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38979	47-1121020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 State Street, Suite 601A
Boston, Massachusetts 02109
(617) 369-7300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	AAMI	New York Stock Exchange
4.800% Notes due 2026	AAMI 26	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01    Entry into a Material Definitive Agreement.

On October 28, 2025 (the "Closing Date"), Acadian Asset Management LLC (“Acadian LLC”), a majority owned subsidiary of Acadian Asset Management Inc. (the “Company”), entered into a Delayed Draw Term Loan Credit Agreement and a Revolving Credit Agreement, in each case as defined and described under the applicable subheadings below.

Delayed Draw Term Loan Credit Agreement

On the Closing Date, Acadian LLC entered into a Delayed Draw Term Loan Credit Agreement (the “DDTL Credit Agreement”), among Acadian LLC, the Lenders from time to time party thereto, and Bank of America, N.A., as the Administrative Agent.

The DDTL Credit Agreement provides for a delayed draw term loan facility in an aggregate principal amount, as of the Closing Date, of up to $200,000,000 (the “Term Facility”). Subject to the satisfaction of customary conditions to borrowing, term loan commitments are available to be drawn in a single borrowing during the period from the Closing Date until December 15, 2025. The term loans mature on October 28, 2028. Subject to certain conditions, Acadian LLC may increase the size of the Term Facility to an aggregate maximum principal amount of $275,000,000. None of the lenders under the Term Facility are obligated to provide such additional commitments to Acadian LLC.

Proceeds of the Term Facility are intended to fund, in part, the redemption of the Company’s 2026 Notes (as defined below), as described in Item 8.01 hereto.

Loans under the DDTL Credit Agreement bear interest, at Acadian LLC’s option, at a rate per annum equal to (i) Term SOFR (as defined in the DDTL Credit Agreement) for the applicable interest period plus an applicable margin equal to a range of 1.50% to 2.00% depending on Acadian LLC’s consolidated leverage ratio or (ii) an alternate base rate (defined as a rate equal to the highest of (i) the Federal Funds Rate plus 1/2 of 1%, (ii) Bank of America's published "prime rate" and (iii) Term SOFR plus 1.0%) plus an applicable margin equal to a range of 0.50% to 1.00% depending on Acadian LLC’s consolidated leverage ratio.

The DDTL Credit Agreement contains customary representations and warranties and customary affirmative, negative and financial maintenance covenants, including limitations on liens, indebtedness, restricted payments, asset dispositions, affiliate transactions, burdensome agreements, changes in fiscal year and organizational documents, and use of proceeds, in each case subject to customary exceptions and baskets. Financial covenants under the Term Facility include the quarterly maintenance by the Company of (i) a maximum Consolidated Net Leverage Ratio (as defined in the DDTL Credit Agreement) of not greater than 2.50:1.00 and (ii) a minimum Consolidated Interest Coverage Ratio (calculated as the ratio of Consolidated EBITDA (as defined in the DDTL Credit Agreement), divided by interest expense for the four consecutive fiscal quarters ended on or immediately prior to the date of determination) of not less than 4.00:1.00. For purposes of calculating the Consolidated Net Leverage Ratio, the DDTL Credit Agreement refers to Consolidated Funded Indebtedness (as defined in the DDTL Credit Agreement) minus unrestricted cash.

The DDTL Credit Agreement also includes customary events of default, including non‑payment, covenant defaults, breaches of representations and warranties, certain ERISA events, cross‑default and cross‑acceleration to other material indebtedness above an agreed threshold, material judgments, bankruptcy and insolvency events and change of control. The foregoing description of the DDTL Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to the DDTL Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Revolving Credit Agreement

On the Closing Date, Acadian LLC terminated that certain Revolving Credit Agreement, dated August 29, 2024, among Acadian LLC, the lenders from time to time party thereto and Citibank N.A., as administrative agent for such lenders and entered into a Revolving Credit Agreement (the “Revolving Credit Agreement” and, together with the DDTL Credit Agreement, the “Credit Facilities”), among Acadian LLC, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent and a L/C Issuer and the other L/C Issuers from time to time party thereto.

The Revolving Credit Agreement provides for senior unsecured revolving credit commitments as of the Closing Date in an aggregate principal amount, as of the Closing Date, of up to $175,000,000 (the “Revolving Facility”). The revolving commitments mature on October 28, 2028. Subject to certain conditions, Acadian LLC may increase the size of the Revolving Facility to an aggregate maximum principal amount of $275,000,000, which may be established in the form of revolving commitments or term loan commitments. None of the lenders under the Revolving Facility are obligated to provide such additional commitments to Acadian LLC.

Borrowings under the Revolving Credit Agreement may be used for general corporate purposes.

Borrowings under the Revolving Credit Agreement bear interest, at Acadian LLC's option, at a rate per annum equal to (i) Term SOFR (as defined in the Revolving Credit Agreement) for the applicable interest period plus an applicable margin equal to a range of 1.50% to 2.00% depending on Acadian LLC’s consolidated leverage ratio or (ii) an alternate base rate (defined as a rate equal to the highest of (i) the Federal Funds Rate plus 1/2 of 1%, (ii) Bank of America's published "prime rate" and (iii) Term SOFR plus 1.0%) plus an applicable margin equal to a range of 0.50% to 1.00% depending on Acadian LLC’s consolidated leverage ratio. The Company is required to pay a commitment fee on the daily undrawn amount of the revolving commitments and customary letter of credit participation and fronting fees.

Each revolving loan borrowing and letter of credit issuance is subject to customary conditions, including accuracy of representations and warranties, no default or event of default, and delivery of a borrowing notice or letter of credit application.

The Revolving Credit Agreement contains customary representations and warranties and customary affirmative, negative and financial maintenance covenants substantially similar to those in the DDTL Credit Agreement. Events of default are customary and substantially consistent with those in the DDTL Credit Agreement.

The foregoing description of the Revolving Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to the Revolving Credit Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

ITEM 2.02    Results of Operations and Financial Condition

On October 30, 2025, the Company issued presentation materials setting forth its financial and operating results for the quarter ended September 30, 2025. Copies of the presentation materials are furnished as Exhibit 99.1 hereto.

ITEM 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereto relating to the creation of a direct financial obligation with respect to the Credit Facilities is incorporated by reference into this Item 2.03.

ITEM 8.01    Other Events.

On October 30, 2025, the Company issued a notice for the full redemption of all $275 million aggregate principal amount outstanding of its 4.800% Senior Notes due July 27, 2026 (CUSIP: 10948WAA1) (the “2026 Notes”). The redemption is expected to occur on December 1, 2025 (the “Redemption Date”). The redemption price for the 2026 Notes will be equal to the greater of (a) 100% of the principal amount of the 2026 Notes and (b) the sum of the present values of the Remaining Scheduled Payments (as defined in the First Supplemental Indenture (as defined below)), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the First Supplemental Indenture) plus 0.50% (50 basis points), plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the Redemption Date.

The 2026 Notes were issued under (i) the Indenture, dated as of July 25, 2016, between the Company, Wilmington Trust, National Association, as Trustee (the “Trustee”) and Citibank, N.A., as Securities Administrator (the “Securities Administrator”), (ii) the First Supplemental Indenture, dated as of July 25, 2016, between the Company, the Trustee and the Securities Administrator (the ‘First Supplemental Indenture”) and (iii) the Third Supplemental Indenture, dated as of July 11, 2019 between the Company, the Trustee and the Securities Administrator.

Interest on the 2026 Notes will cease to accrue on the redemption date. The notices of redemption specifying the terms, conditions and procedures for the redemptions are available through Citibank, N.A., located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Citibank Agency & Trust — Acadian Asset Management Inc., as paying agent for the 2026 Notes. The foregoing does not constitute a notice of redemption for the 2026 Notes.

ITEM 9.01                                       Financial Statements and Exhibits.

(d)    Exhibits

The information in Item 2.02 and the information filed as Exhibit 99.1 to this Form 8-K is being furnished in accordance with Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Such information shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as may be expressly set forth in a specific filing.

Exhibit No.	Description

10.1	Delayed Draw Term Loan Credit Agreement, dated as of October 28, 2025, among Acadian Asset Management LLC, the Lenders from time to time party thereto, and Bank of America, N.A., as the Administrative Agent.
10.2	Revolving Credit Agreement, dated as of October 28, 2025, among Acadian Asset Management LLC, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent and a L/C Issuer and the other L/C Issuers from time to time party thereto.
99.1	Third quarter 2025 earnings presentation of Acadian Asset Management Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	October 30, 2025	ACADIAN ASSET MANAGEMENT INC.

		By:	/s/ Scott Hynes
		Name:	Scott Hynes
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Delayed Draw Term Loan Credit Agreement, dated as of October 28, 2025, among Acadian Asset Management LLC, the Lenders from time to time party thereto, and Bank of America, N.A., as the Administrative Agent.

10.2
Revolving Credit Agreement, dated as of October 28, 2025, among Acadian Asset Management LLC, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent and a L/C Issuer and the other L/C Issuers from time to time party thereto.

99.1	Third quarter 2025 earnings presentation of Acadian Asset Management Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)